Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated February 5, 2015, with respect to the consolidated balance sheet of NorthStar/RXR New York Metro Income, Inc. (a Maryland corporation) and subsidiary contained in this Post-Effective Amendment No. 1 to the Registration Statement and Prospectus on Form S-11 (File No. 333-200617). We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts."

/s/ Grant Thornton LLP
New York, New York
October 6, 2015